Exhibit 99.1

Bellerophon Reports First Quarter 2016 Financial Results
and Provides Business Update

 Warren, NJ, May 10, 2016 - Bellerophon Therapeutics, Inc. (Nasdaq: BLPH), a clinical-stage biotherapeutics company, today reported financial results for the first quarter ended March 31, 2016 and provided a business update.

“During the first quarter, we advanced our clinical and operational plans,” stated Jonathan Peacock, Chairman and Chief Executive Officer of Bellerophon Therapeutics. “With receipt of FDA and EMA approval for our global Phase 3 clinical program for INOpulse for the treatment of Pulmonary Arterial Hypertension, or PAH, we look forward to commencing the enrollment of patients in the first of two Phase 3 clinical trials during the second quarter.

“We are also expecting to initiate two additional Phase 2 studies, one in Pulmonary Hypertension associated with COPD (PH-COPD) and one with Pulmonary Fibrosis (PH-IPF). For PH-COPD our study is designed to demonstrate the potential benefit of INOpulse on exercise following results from the Company’s Phase 2a study and its proof of mechanism work, showing that in an acute setting, the Company’s pulsed nitric oxide safely reduces PH for COPD patients and increases blood volume in the vessels within the lung. For PH-IPF the planned study will consist of an exploratory acute hemodynamic phase followed by a four week chronic use phase to evaluate exercise capacity.

“We are well positioned with a strong leadership team and the resources to advance each of our programs combining the well understood benefits of nitric oxide therapy with our innovative INOpulse® delivery system.”

 Key Highlights during the First Quarter of 2016 and Subsequent Weeks, Included:

•
The announcement in February of positive data from the Company’s Phase 2 long-term extension study of INOpulse for PAH. This data demonstrated a sustained benefit and a favorable safety profile for long-term oxygen therapy patients who received the higher INO 75 dose and stayed on the therapy for at least 12 hours a day.

•
Final confirmation from FDA that the U.S. Phase 3 studies can commence under a Special Protocol Assessment (SPA), and an agreement with the European Medicines Agency as to the protocol through a Scientific Advice Working Party (SAWP).

•
Deployment of the new INOpulse system to patients participating in the Phase 2 PAH continuation program as well as shipment of the new device to Bellerophon’s U.S. distribution center to be used by patients enrolling in the Phase 3 study.

•
In February, the appointment of Fabian Tenenbaum to the post of Chief Financial Officer and Chief Business Officer, and Mary Ann Cloyd as an independent director and Chair of the Board’s audit committee.  Both executives bring depth and expertise to their respective roles at Bellerophon.

First Quarter of 2016 Financial Results

For the first quarter ended March 31, 2016, Bellerophon reduced its net loss to $7.1 million, a 45 percent decrease from $12.9 million reported in the first quarter 2015.

Total Research and Development (R&D) expenses for the first quarter declined 46 percent to $5.1 million, from $9.5 million a year ago. The decrease in R&D was primarily due to reduced expenses related to the BCM development program and R&D infrastructure. General and administrative expenses (G&A) for the first quarter of 2016 declined 57 percent to $2.0 million, from $4.6 million a year ago. The decrease in G&A expenses was due primarily to discontinuation of expenses payable to Ikaria, Inc. as a result of the termination of the transition services agreement in September 2015, and the 2015 restructuring that reduced personnel costs for 2016.

At March 31, 2016, the Company had cash and cash equivalents, restricted cash and marketable securities of $17.8 million. This compares with $24.5 million at December 31, 2015. In addition, as of March 31, 2016, the Company had $10.5 million prepayments of R&D expenses related to its amended drug supply agreement with Ikaria and with Worldwide Clinical Trials (WCT), the clinical research organization it has partnered with for the first of the two Phase 3 clinical trials for INOpulse for PAH.

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies at the intersection of drugs and devices that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing three product candidates under its INOpulse platform, a proprietary pulsatile nitric oxide delivery system. The first is for the treatment of pulmonary arterial hypertension (PAH), for which the Company intends to commence Phase 3 clinical trials in 2016. The second is for the treatment of pulmonary hypertension associated with chronic obstructive pulmonary disease (PH-COPD), which is in Phase 2 development and the third candidate is for the treatment of pulmonary hypertension associated with Idiopathic Pulmonary Fibrosis (PH-IPF). The Company’s plans also call for the completion of further work on the use of INOpulse to treat PH-COPD and PH-IPF during 2016. For more information, please visit www.bellerophon.com.

Forward-looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans and prospects, including statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent filings with the

Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

BELLEROPHON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands except share and per share data)

	Three Months Ended March 31,
	2016	2015
Operating expenses:
Research and development	$5,113	$9,520
General and administrative	1,976	4,573
Total operating expenses	7,089	14,093
Other operating income	—	1,166
Loss from operations	(7,089)	(12,927)
Interest income	30	19
Pre-tax loss	(7,059)	(12,908)
Income tax benefit (expense)	—	—
Net loss	$(7,059)	$(12,908)
Weighted average shares outstanding:
Basic and diluted	13,053,007	10,152,487
Net loss per share:
Basic and diluted	$(0.54)	$(1.27)

BELLEROPHON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands except share and per share data)

	March 31, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$1,270	$6,260
Marketable securities	16,088	17,807
Prepaid expenses and other current assets	5,727	5,385
Total current assets	23,085	29,452
Restricted cash, non-current	457	457
Other non-current assets	5,985	6,701
Property and equipment, net	1,695	1,799
Total assets	$31,222	$38,409
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$641	$1,613
Accrued research and development	3,487	2,825
Accrued expenses	3,036	3,487
Due to Ikaria, Inc.	159	148
Total current liabilities	7,323	8,073
Total liabilities	7,323	8,073
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value per share; 125,000,000 shares authorized, 13,475,196 and 13,130,800 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	135	131
Preferred stock, $0.01 par value per share; 5,000,000 share authorized, zero shares issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Additional paid-in capital	131,499	130,902
Accumulated other comprehensive income (loss)	2	(19)
Accumulated deficit	(10,737)	(100,678)
Total stockholders’ equity	23,899	30,336
Total liabilities and stockholders' equity	$31,222	$38,409

Contacts

At Bellerophon:	At Rx Communications Group:
Fabian Tenenbaum, Chief Financial Officer	Melody Carey
(908) 574-4767	(917) 322-2571

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